EXHIBIT 10.7

DEVELOPMENT OF RAPID DIAGNOSTIC DEVICES
FOR VIRAL RESPIRATORY INFECTION
AGREEMENT OF COOPERATION

Party A: Chinese Center for Disease Control and Prevention, Institute for Viral Disease Prevention

Party B: Pan Probe Biotech, Inc.

Since the outbreak of SARS in 2003, the damage to human health and social security due to infectious diseases has drawn great attention from the Chinese Government and Citizens. Early, rapid, sensitive, and accurate diagnostic methods are the key to prevent and control the spread of such infectious diseases. The conventional etiology diagnostic methods currently in use are too slow, costly and need special devices and thus they are not suitable for on-site rapid diagnosis. Party A and B, after friendly discussions, are willing to cooperate on the research and development [R&D] of rapid diagnostic devices for viral respiratory infections. The following cooperation agreement is thus signed.

1. COOPERATION OBJECTIVE
To research and develop new diagnostic device and technology, specific antigens, monoclonal antibodies and immunoassay products for rapid diagnosis of viral respiratory infections based on the need of China and its Citizens, and to report to the China State Bureau of Medical Supervision for sanction.

2. RESPONSIBILITY
(1). Party A's responsibility
a. Provide laboratories and, devices suitable for viral research and development;
b. Provide or select qualified viral specific antigens, antibodies and their quality standard panel;
c. Prepare samples and produce clinical trial products;
d. Report the samples to the China State Institute of Medicine Inspection and send applications to the Center for New Medicine Evaluation;
e. Apply for state fund and other financial aids to support the early stage research of this project, pre-clinical experiments; clinical tests, new medicine application and other necessary financial cost;
f. Keep the technical plan provided by Party B confidential.

(2). Party B's responsibility
a. Provide the necessary research plan and production process;
b. Take charge of the training of researchers for Party A;
c. Assist Party A to establish strict quality standard and operation rules;
d. Apply with Party A the certificate from the State Bureau of Medicine Supervision;
e. Assist Party A for industrialization and promotion of products.

3. RIGHTS AND INTEREST
(1). Intellectual property rights
All intellectual property [IP] rights of these research products are owned by both Party A and Party B in proportion of 55% to 45%, respectively [see item #3 below]. Party A and Party B will apply for the domestic and international patents together. Neither side may transfer or leak out the technology to the third party without the consent of both Parties. Both Party A and Party B will author the scientific papers with Party A as major authors on such mutually agreed scientific papers. Party A and Party B are free to seek independent funding, but may not release any IP or patent right with both Party agreement.

(2). Achievements
When applying awards for scientific achievements, both Party A and Party B will be created with Party A receiving the major create on such mutually agreed achievements.

(3). Economic profit
        Technology and patents produced by this research, and the gain for any future possible transferring permits will be shared by both parties with Party A at 55% and Party B at 45%.

4. UNFINISHED ISSUES OF THIS AGREEMENT WILL BE DISCUSSED BY BOTH SIDES AND A SUPPLEMENTARY AGREENMNT WILL BE SIGNED. THE SUPPLEMENTARY AGREEMENT HAS THE EQUAL LEGAL EFFECT WITH THIS AGREEMENT, BUT WILL NOT CHANGE THE CORE BASIS OF THIS MUTUAL AGREEMENT.

5. TAKING EFFECT AND EXECUTION, LITIGATION
(1). This agreement takes effect on the day when the representatives of Party A and Party B mutually sign it. After Party. A and Party B prepare the first antigen and antibody, Party B should begin the training of Party A's researchers and trial-production of the H5N1 Flu antigen and monoclonal antibody [Mc-Ab], in a non-infectious form plus their Antibodies as "working" R&D pilot or prototype samples;

                    (2). This agreement has two original documents and three copies. Each party keeps one original document. Party A keeps two copies and Party B, one copy.

(3). This agreement should be executed seriously, and is legally binding to both Parties. The side which breaks the agreement will compensate all the direct economic lost of the side which keeps the agreement. If both sides break the agreement, the side which breaks first will compensate all the direct economic lost.

(4). If disagreement happens during the execution of this agreement, it will be resolved by discussion of both sides. If irresolvable by discussion, it will be handled by the Court in Beijing China area where Party A is located.

Signature

Party A
Representative
Chinese Center for Disease Control and Prevention,
Section of Viral Disease Prevention
Date: 22 August 2005

Party B
Representative
Pan Probe Biotech, Inc Date: Date: 23 August 2005